UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2016

Otelco Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Otelco Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on May 12, 2016. As set forth below, at the Annual Meeting, the holders of the Company’s Class A Common Stock voted on four proposals.

Proposal 1 – Election of Directors

At the Annual Meeting, the holders of the Company’s Class A Common Stock elected Norman C. Frost, Curtis L. Garner, Jr., Howard J. Haug, Stephen P. McCall, Brian A. Ross, Robert J. Souza and Gary L. Sugarman as directors of the Company for a term to expire at the Company’s 2017 Annual Meeting of Stockholders. The results of the voting were as follows:

	For	Withheld	Broker Non-Vote
Norman C. Frost	526,316	606,720	1,135,150
Curtis L. Garner, Jr.	524,118	608,918	1,135,150
Howard J. Haug	526,316	606,720	1,135,150
Stephen P. McCall	526,036	607,000	1,135,150
Brian A. Ross	526,116	606,920	1,135,150
Robert J. Souza	525,216	607,820	1,135,150
Gary L. Sugarman	521,894	611,142	1,135,150

Proposal 2 – Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm

At the Annual Meeting, the holders of the Company’s Class A Common Stock voted on the ratification of the appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote
2,131,158	135,318	1,710	0

Proposal 3 – Approval of the Otelco Inc. 2016 Stock Incentive Plan

At the Annual Meeting, the holders of the Company’s Class A Common Stock voted on the approval of the Otelco Inc. 2016 Stock Incentive Plan. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote
486,465	636,515	10,056	1,135,150

Proposal 4 – Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executives

At the Annual Meeting, the holders of the Company’s Class A Common Stock voted on the approval, on an advisory basis, of the compensation of the Company’s named executive officers. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote
573,262	124,878	434,896	1,135,150

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)

Date: May 13, 2016	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr. Title: Chief Financial Officer